Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended February 28, 2025 (the “Report”), of the Puerto Rico Residents Tax-Free Fund III, Inc. (the “Fund”).

Carlos Ubinas, of Puerto Rico Residents Tax-Free Fund III, Inc., certifies that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos Ubinas
Carlos Ubinas
President

Date:	May 8, 2025

William Rivera, of Puerto Rico Residents Tax-Free Fund III, Inc., certifies that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ William Rivera
William Rivera
Treasurer

Date:	May 8, 2025